NEWS RELEASE

Contact: Shari Rodriguez, Associate Vice President of Public Relations
858.668.2580 shari.rodriguez@bridgepointeducation.com

Ashford University Withdraws WASC Review Request
SAN DIEGO (September 28, 2012) - Bridgepoint Education's Ashford University announced today that it has notified the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges (WASC) of its intention to withdraw its request for review of WASC's recent action related to Ashford University's application for initial accreditation.
Ashford University intends to focus its efforts on its reapplication for accreditation by WASC, with an anticipated filing date of October 11, 2012. The reapplication process does not require the University to undertake a full self study.
Ashford is regionally accredited by the Higher Learning Commission of the North Central Association of Schools and Colleges.

About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) improves the way individuals learn. By harnessing creativity, knowledge and proprietary technologies, such as Constellation, Thuze and Waypoint Outcomes, Bridgepoint Education has re-engineered the modern student experience with innovative solutions that advance learning. Its accredited institutions - Ashford University and University of the Rockies - embody the contemporary college experience. Ashford University offers associate's, bachelor's and master's degree programs while University of the Rockies offers master's and doctoral degree programs. Both provide progressive online platforms, as well as traditional campuses located in Clinton, Iowa (Ashford University), and Colorado Springs, Colorado (University of the Rockies). For more information about Bridgepoint Education, visit www.bridgepointeducation.com or call Shari Rodriguez, associate vice president of Public Relations, at 858.668.2580.

About Ashford University
Ashford University is defining the modern college experience by combining the heritage of a traditional campus with the flexibility and effectiveness of online learning. The University provides a vibrant learning community where high-quality programs and leading-edge technology create a dynamic, immersive and stimulating learning experience. Ashford University is accredited by The Higher Learning Commission and a member of the North Central Association (www.ncahlc.org). The University offers practical and progressive associate's, bachelor's and master's degree programs online, as well as bachelor's degree programs at its Clinton, Iowa, campus. Ashford University - where heritage meets innovation. For more information, please visit www.ashford.edu or call Shari Rodriguez, associate vice president of Public Relations, at 858.513.9240 x2513.

Forward-Looking Statements
This news release contains forward-looking statements including, without limitation, statements regarding Ashford University's plans regarding its reapplication for initial accreditation by WASC and its continued accreditation by the Higher Learning Commission. These statements involve risks and uncertainties, and actual results may differ materially from those expressed in or suggested by such statements. Such risks and uncertainties include, without limitation: the inability of Ashford University to successfully obtain initial accreditation by WASC and the inability of Ashford University to demonstrate to the Higher Learning Commission its compliance with the Commission's accreditation requirements, which could lead to a loss of accreditation and eligibility to participate in Title IV programs, uncertain costs, management distraction and potential business disruption.

More information on potential factors that could affect our future results is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our periodic reports filed with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 7, 2012, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on May 1, 2012 and August 7, 2012, respectively.

Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and Bridgepoint Education assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.